Exhibit 6 to 13D
   Amendment No. 1
   SWVA Bancshares, Inc.

   SWVA
   Bancshares, Inc.




                               September 12, 1997



   Mr. Richard J. Nelson
   LaSalle Capital Management, Inc.
   Suite 500
   350 E. Michigan Avenue
   Kalamazoo, MI  49007

                                  VIA FACSIMILE

   RE:  Delivery of documents or inspection

   Dear Mr. Nelson:

   We have received your correspondence.  Your request for inspection must
   comply with Virginia Stock Corporation Act   Section 13.1   771A.

   At such time as we receive proper notice, we will advise you if your request is sufficient.


   Very truly yours,


   /s/ B.L. Rakes
   B.L. Rakes
   President

   mgs